UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed solely to disclose previously unknown payment amounts due by NewLink Genetics Corporation (the “Company”) in connection with its termination of the Amended and Restated Development and Manufacturing Terms and Conditions, by and between the Company and WuXi, dated as of January 4, 2016 (together with all associated work orders, the “WuXi Agreement”).

Section 1 - Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

On December 7, 2016, the Company entered into a Settlement Agreement with WuXi AppTec, Inc. (“WuXi”) relating to the Company’s termination of the WuXi Agreement, which termination was effective on August 1, 2016. The Settlement Agreement settles all of the Company’s obligations related to the termination of the WuXi Agreement. Under the Settlement Agreement, the Company is obligated (i) to make a payment of $5,400,000 in cash and (ii) to transfer all right, title and interest in certain equipment related to the WuXi Agreement to Wuxi. The Company had previously accrued an estimate of the expense of the Settlement Agreement in the second quarter of 2016 in connection with its announced restructuring, and expects to pay such amount before December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    December 13, 2016

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer